Exhibit 10.105

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

March 25, 2009

Cano Petroleum, Inc.

801 Cherry Street, Suite 3200 Unit 25

Fort Worth, Texas 76102-6882

Re:          Gas Purchase Agreement dated April 1, 2007, Eagle Rock Contract (#50038 Schafer)

Gentlemen:

Eagle Rock Field Services, L.P. (“Eagle Rock”) and W.O. Operating Company, Ltd. (“Producer’) are parties to that certain Gas Purchase Agreement dated April 1, 2007, covering the purchase of gas from various properties located in Carson, Gray, Hutchinson, and Wheeler Counties, Texas (‘Agreement”).

Due to the recent downward spiral of oil and gas prices, the continued purchase of gas under the terms of the Agreement have become uneconomic to Eagle Rock.  Therefore, in lieu of Eagle Rock exercising its right to terminate the Agreement in accordance with Article IV., Reservations of Seller and Buyer, Section 4.2.3 Uneconomic, effective May 1, 2009 (“Renegotiation Effective Date”) Eagle Rock proposes to 1) delete Exhibit “A” & Exhibit “C” therefrom and replace with the new Exhibit “A-1” & Exhibit “C-1” attached hereto (any reference in the Agreement to Exhibit “A” & Exhibit “C” would include Exhibit “A-1” & Exhibit “C-1”), and 2) delete Section 2.1 of the Agreement and replace with the following, respectively:

“2.1 Term. This Agreement shall be effective April 1, 2007 (“Effective Date”) and shall continue through April 30, 2012 (“Primary Term”), and Month to Month thereafter until terminated, such termination to be effective at the end of the Primary Term or any Month thereafter by either party giving at least thirty (30) Days prior written notice to the party or to be effective as otherwise provided by this Agreement.”

Should the change in terms as described above and on the attached Exhibit A-1 be acceptable to Producer, please secure execution of both originals of this Letter Amendment on behalf of your company in the space provided and return one (1) executed original to the undersigned by the Renegotiation Effective Date.  However, in the event Eagle Rock has not received this Letter Amendment executed by Producer by the Renegotiation Effective Date, please accept this letter as Eagle Rock’s official written notice of Agreement termination to be effective on the Renegotiation Effective Date.

In the event Producer does not elect to execute and return this Letter Amendment by the Renegotiation Effective Date and Producer continues to deliver gas to Eagle Rock after the Renegotiation Effective Date, any deliveries of gas tendered to Eagle Rock after the Renegotiation Effective Date may be accepted by Eagle Rock on a fully interruptible day to day non committal basis and priced to Producer as non committed as.  At this time, the general pricing terms for non committed gas shall be the same as those detailed in the terminated Agreement and on the attached Exhibit “A-1”.  All other standard general terms and conditions for gas purchases made by Eagle Rock shall apply to day to day non committed

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060

281.481.1200 Office
281.408.1399 Fax	WWW.EAGLEROCKENERGY.COM

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purchases.  However, Eagle Rock reserves the right not to accept any specific quantity of non committed gas and to change or amend the pricing terms for non committed gas at any time without prior notice to Producer.

Should you have any questions, please give me a call at 281 -408-1206.

If this meets with your understanding of our agreement, please secure execution of this letter agreement on behalf of Producer and return one (1) fully executed copy to my attention by May I, 2009.  Should you have any questions, please give me a call at 281-408-1206.

Sincerely,

/s/ J. Stacy Horn
J. Stacy Horn
V.P. Commercial Development

Accepted and Agreed to this Day of 2009.

W.O. Operating Company, Ltd.

By:
Title:
Date:

cc:	Mr. Patrick M. McKinney
CANO Petroleum, Inc.
801 Cherry Street, Suite 3200
Fort Worth, Texas 76102

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EXHIBIT “A-1”

Percent of Proceeds

Allocated Plants

This Exhibit “A-1” is incorporated into that certain Gas Purchase Agreement dated April 1, 2007, by and between Eagle Rock Field Services, L.P., hereinafter referred to as “BUYER”, and W.O. Operating Company, Ltd. hereinafter referred to as “SELLER.”

BASIS OF COMPENSATION shall be the sum of the following:

1.              NGL Products Payment & Residue Gas Payment. BUYER shall pay to SELLER an amount of the Net NGL Proceeds and the Net Residue Proceeds in accordance with the following table:

Monthly Average Volume (Mcf/Day)
At Each Receipt Point	SELLER’s %
<10	*****	%(1)
11-20	*****	%(1)
21-50	*****	%(1)
51-100	*****	%(1)
101-200	*****	%(1)
>200	*****	%(1)

2.             Compression Fee. NA

3.             Gathering Fee. NA

4.             Dehydration Fee. NA

5.             Treating Fee. In the event the Gas received at a Receipt Point contains a Hydrogen Sulfide content greater than the contract specification contained on Exhibit “C-1” hereof, and BUYER elects to accept and treat such gas for the removal of Hydrogen Sulfide, BUYER shall deduct from payments due SELLER a gas treating fee of thirty five cents ($.35) per Mcf received at such Receipt Point.  However, nothing herein shall obligate BUYER to accept Gas containing Hydrogen Sulfide in excess of the maximum specification contained on Exhibit “C-I” hereof.

6.             Oxygen/Nitrogen Blending Fee. In the event the Gas received at a Receipt Point contains Oxygen and/or Nitrogen in excess of the contract specification contained on Exhibit “C” hereof, and BUYER elects to accept such out of specification Gas, BUYER shall have the right to reduce SELLER’s percentage of Net NGL Proceeds and the Net Residue Proceeds for Gas delivered to such Receipt Point by *****(1). However, nothing herein shall obligate BUYER to accept Gas containing Oxygen and/or Nitrogen in excess of the maximum specification contained on Exhibit “C-1” hereof.

(1) THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Exhibit “A-1” Continued

EXHIBIT A-1 DEFINITIONS:

SELLER’s NGL Products shall be determined by multiplying the total quantity of each NGL Component saved and sold at the Plant(s) by a fraction, the numerator of which shall be the theoretical gallons of such Component contained in SELLER’s Gas delivered at the Receipt Point(s) and the denominator of which shall be the total theoretical gallons of each Component contained in all Gas delivered to BUYER’s facilities upstream of the Plant(s).

Net NGL Proceeds shall be the sum of each Component of SELLER’s NGL Products multiplied by the Monthly Average NGL Sales Price of each Component.

Monthly Average NGL Sales Price shall mean *****(2) of the weighted average net price received by BUYER f.o.b. BUYER’s Plant for the sale of each NGL Component.  The Monthly Average NGL Sales Price shall be less all third party costs, including, but not limited to ngl transportation, marketing, fractionation, storage, and line fill costs.

Residue Gas shall mean the total quantity of MMBTU’s of gas (both processed and unprocessed) sold at the tailgate of BUYER’s Plant(s) processing SELLER’s Gas.

NGL Shrinkage shall be the sum of the BTU equivalent (BTU/gal, fuel as ideal gas) of each such NGL Component as set forth in the OPA Standard 2145, as revised, “Table of Physical Constants of Paraffin Hydrocarbons and Other Components of Natural Gas with the exception of hexanes plus, the value of which shall be 117,007 BTU per gallon.

Residue Price shall mean weighted average net price per MMBTU received by BUYER for the sale of Residue Gas, f.o.b. BUYER’s Plant(s) processing SELLER’s Gas, less a gas marketing fee of *****(2) per MMBTU of Residue Gas.  The Residue Price shall be less all third party costs, including, but not limited to gas marketing fees, down stream transportations costs, gas storage costs, and imbalance costs or penalties assessed to BUYER by the down stream market or transporting pipeline.

Net Residue Proceeds shall be determined by multiplying SELLER’s Residue Gas by the Residue Price.

SELLER’s Residue Gas shall be the total MMBTU’s of Residue Gas multiplied by a fraction, the numerator of which shall be the MMBTU’s contained in SELLER’s Gas at the Receipt Point(s), less the MMBTU’s of NGL Shrinkage attributable to SELLER’s NGL Products and less any Residue Gas returned to SELLER, and the denominator of which shall be the total MMBTU’s of all gas delivered to BUYER upstream of BUYER’s Plant less NGL Shrinkage attributable to the total quantity of NOL Components saved and sold from BUYER’s Plant(s).

(2) THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

EXHIBIT “C-1”

Gas Quality Specifications

This Exhibit “C-1” is incorporated into that certain Gas Purchase Agreement dated April 1, 2007, by and between Eagle Rock Field Services, L,P., hereinafter referred to as “BUYER”, and W.O. Operating Company, Ltd. hereinafter referred to as “SELLER.”

Quality Specifications.  Unless excepted by specific exemption on Exhibit “A-1” attached hereto, Gas from each Receipt Point(s) shall meet the following quality specifications:

Hydrogen Sulfide.  The Gas shall not contain more than four parts per million (4 ppm) of hydrogen sulfide by volume as determined by a method generally acceptable for use in the gas industry and to the parties hereto.

Total Sulfur.  The Gas shall not contain more than one quarter (1/4) grain of total sulfer per one hundred (100) Cubic Foot of Gas as determined by a method generally acceptable for use in the gas industry and to the parties hereto.

Temperature.  The Gas shall not have a temperature of less than forty degrees Fahrenheit (40°F) nor more than one hundred-twenty degrees Fahrenheit (120°F).

Carbon Dioxide.  The Gas shall not contain in excess of three-tenths of two percent (2%) by volume of carbon dioxide.

Nitrogen.  The Gas shall not contain in excess of three percent (3%) by volume of nitrogen. Oxygen.  The Gas shall not contain in excess often parts per million (10 ppm) by volume of oxygen.

Objectionable Liquids, Solids, Contaminants.  The Gas shall be free of liquids and solids and other potentially harmful contaminants such as arsenic, mercury, selenium, radon, or antimony, Well treating chemicals, dust, gums, gum-forming constituents, or other objectionable liquid or solid matter.

Hazardous Waste.  The Gas shall be free from all “hazardous waste” as defined in the Resources Conservation and Recovery Act, 42 USC 6901, et seq.

Water.  The Gas shall not contain free water. Gas which contains in excess of seven (7) pounds of water vapor per one million (1,000,000) Cubic Foot shall incur a charge for dehydration service as shown in Exhibit “A” attached hereto.

Mercaptans.  The Gas shall have a mercaptan content not in excess of one tenth of one part per million (0.1 ppm) by volume.

Hydrogen.  The Gas shall contain no carbon monoxide, halogens, or unsaturated hydrocarbons, and no more than four hundred parts per million (400 ppm) of hydrogen. Hydrocarbon Constituents. The Gas shall have not less than a ninety-five percent (95%) hydrocarbon constituency by volume and shall have a Heating Value of not less than one thousand (1,000) BTU per Cubic Foot.